EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Ordinary Shares of OneConnect Financial Technology Co., Ltd. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G. Each of the undersigned acknowledges that each shall be responsible for the timely filing of amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: February 14, 2022

Sen Rong Limited
By:	/s/ Wang Wenjun
Name: Wang Wenjun
Title: Director

Yi Chuan Jin Limited
By	/s/ Xu Liang
Name: Xu Liang
Title: Director

Rong Chang Limited
By:	/s/ Wang Wenjun
Name: Wang Wenjun
Title: Director

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